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Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges

                                                           Years ended December 31
                                                        ------------------------------
                                                          2003       2002       2001
                                                        --------   --------   --------
                                                             (dollars in thousands)
Inclusive of interest on deposits:
Pre-tax income from operations                          $ 10,017   $ 11,298   $  9,626
                                                        --------   --------   --------
Add: Interest on deposits                                 14,585     17,335     24,455
Interest on short-term borrowings, notes payable
  and long-term debt                                       3,881      4,853      7,598
                                                        --------   --------   --------

Total fixed charges                                       18,466     22,188     32,053
                                                        --------   --------   --------

Pre-tax earnings before fixed charges                   $ 28,483   $ 33,486   $ 41,679
                                                        --------   --------   --------

Ratio of earnings to fixed charges, inclusive of
  interest on deposits                                     1.83x      1.51x      1.30x
                                                        --------   --------   --------
Exclusive of interest on deposits:
Pre-tax income from operations                          $ 10,017   $ 11,298   $  9,626
Add: Total fixed charges - interest on short-term
  borrowings, notes payable, and long-term debt            3,881      4,853      7,598
                                                        --------   --------   --------
Pre-tax earnings before fixed charges                   $ 13,898   $ 16,151   $ 17,224
                                                        --------   --------   --------
Ratio of earnings to fixed charges, exclusive of
  interest on deposits                                     3.58x      3.33x      2.27x
                                                        --------   --------   --------

                                                       Years ended December 31
                                                       -----------------------
                                                          2000         1999
                                                       ----------   ----------
                                                        (dollars in thousands)
Inclusive of interest on deposits:
Pre-tax income from operations                         $    9,488   $    9,523
                                                       ----------   ----------
Add: Interest on deposits                                  23,582       19,541
Interest on short-term borrowings, notes payable and
  long-term debt                                            8,517        3,739
                                                       ----------   ----------
Total fixed charges                                        32,099       23,280
                                                       ----------   ----------

Pre-tax earnings before fixed charges                  $   41,587   $   32,803
                                                       ----------   ----------

Ratio of earnings to fixed charges, inclusive of
  interest on deposits                                      1.30x        1.41x
                                                       ----------   ----------
Exclusive of interest on deposits:
Pre-tax income from operations                         $    9,488   $    9,523
Add: Total fixed charges - interest on short-term
  borrowings, notes payable, and long-term debt             8,517        3,739
                                                       ----------   ----------
Pre-tax earnings before fixed charges                  $   18,005   $   13,262
                                                       ----------   ----------
Ratio of earnings to fixed charges, exclusive of
  interest on deposits                                      2.11x        3.55x
                                                       ----------   ----------